$125,000                                              DATED: FEBRUARY 17, 1998


                                PROMISSORY NOTE


     FOR VALUE RECEIVED, DAVID N. PIERCE, an individual ("Maker"), promises to pay to FX ENERGY, INC., a Nevada corporation with its mailing address at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, facsimile number (801) 486-5575 ("Payee"), the principal amount of one hundred twenty-five thousand dollars ($125,000.00), together with interest on the unpaid principal balance at 7.7% per annum, such amount due and payable on or before December 31, 1998 (the "Due Date").

     Payments of principal and interest shall be made in lawful money of the United States of America to the above-named Payee at its mailing address or at such other address as the Payee or other holder hereof may from time to time designate in writing, in lawful money of the United States in funds which are or will be available for immediate use by Payee at such office by 2:00 p.m., Payee's local time on the Due Date.

     Maker reserves the right to prepay all right and privilege of prepaying this Note in whole or in part at any time, or from time to time, without notice, premium, charge, or penalty.

     Every Maker, endorser, and guarantor of this Note, or the obligation represented hereby, waives presentment, demand, notice, protest, notice of protest, or enforcement of this Note, assents to any extensions or postponements of the time of payment or any other indulgence and to the addition to release of any other party or person primarily or secondarily liable. None of the rights and remedies of the Payee hereunder are to be waived or affected by failure or delay to exercise them. All remedies of the Payee hereunder are to be waived or affected by failure or delay to exercise them. All remedies conferred on the Payee of this Note shall be cumulative and none is exclusive. Such remedies may be exercised concurrently or consecutively at the Payee's option.

     If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by the Payee hereof, because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by the Payee hereof in so doing.

     This Note shall be governed by and construed in accordance with the laws of the state of Utah.



                                        /s/ David N. Pierce